Exhibit 99.1

Electronic Arts Reports Q3 FY22 Financial Results

REDWOOD CITY, CA – February 1, 2022 – Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its third fiscal quarter ended December 31, 2021.

“FY22 has been a year of outstanding growth for Electronic Arts, and we’re proud that our franchises were among the most-downloaded, most-played, and most popular titles over the last year and the holiday quarter,” said Andrew Wilson, CEO of Electronic Arts. “Our network of more than 540 million unique active accounts continues to expand, players are spending more time in our games, and with our amazing IP we are well-positioned for continued growth.”

“Q3 was the largest quarter in the company’s history for net bookings, underlying profitability and cash generation,” said CFO Blake Jorgensen. “Our portfolio approach will enable us to deliver organic growth in the double digits this year, continue to deliver strong cash flow, and provides a strong foundation for growth as we look to the future.”

Selected Operating Highlights and Metrics

•	Net bookings[1] for the trailing twelve months was $7.254 billion, up 22% year-over-year.

•	Over the last year, the EA player network has grown to more than 540 million unique active accounts.

•	During FY22 to date, more than 180 million monthly active accounts on average engaged in our games across all platforms.

•	At quarter end, Apex LegendsTM monthly active players were up more than 30% year-over-year.

•	Players are spending nearly 20% more time in our games in FY22 compared to the previous year.

Selected Financial Highlights and Metrics

•	Net cash provided by operating activities was a record $1.534 billion for the quarter and $1.826 billion for the trailing twelve months.

•	EA repurchased 2.4 million shares for $325 million during the quarter, bringing the total for the last twelve months to 9.4 million shares for $1.300 billion.

•	EA paid a cash dividend of $0.17 per share during the quarter.

Dividend

EA has declared a quarterly cash dividend of $0.17 per share of the Company’s common stock. The dividend is payable on March 23, 2022 to shareholders of record as of the close of business on March 9, 2022.

Quarterly Financial Highlights

	Three Months Ended December 31,
	2021	2020
(in $ millions, except per share amounts)
Full game	616	722
Live services and other	1,173	951

Total net revenue	1,789	1,673

Net income	66	211
Diluted earnings per share	0.23	0.72

Operating cash flow	1,534	1,124

Value of shares repurchased	325	326
Number of shares repurchased	2.4	2.5

The following GAAP-based financial data2 and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Three Months Ended December 31, 2021
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition- related expenses	Change in deferred net revenue (online- enabled games)	Stock-based compensation
Total net revenue	1,789	—	788	—
Cost of revenue	631	(44)	—	(1)

Gross profit	1,158	44	788	1
Total operating expenses	1,056	(61)	—	(128)

Operating income	102	105	788	129
Interest and other income (expense), net	(11)	—	—	—

Income before provision for income taxes	91	105	788	129
Number of shares used in computation:
Diluted	285

Trailing Twelve Months Financial Highlights

	Twelve Months Ended December 31,
	2021	2020
(in $ millions)
Full game	1,805	1,719
Live services and other	4,707	3,951

Total net revenue	6,512	5,670

Net income	640	1,179

Operating cash flow	1,826	2,061

Value of shares repurchased	1,300	695
Number of shares repurchased	9.4	5.9

The following GAAP-based financial data2 and tax rate of 18% was used internally by company management to adjust its GAAP results in order to assess EA’s operating results:

	Twelve Months Ended December 31, 2021
		GAAP-Based Financial Data
(in $ millions)	Statement of Operations	Acquisition- related expenses	Change in deferred net revenue (online- enabled games)	Stock-based compensation
Total net revenue	6,512	—	742	—
Cost of revenue	1,759	(92)	—	(5)

Gross profit	4,753	92	742	5
Total operating expenses	3,814	(145)	—	(507)

Operating income	939	237	742	512
Interest and other income (expense), net	(49)	—	—	—

Income before provision for income taxes	890	237	742	512

Operating Metric

The following is a calculation of our total net bookings1 for the periods presented:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
(in $ millions)
Total net revenue	1,789	1,673	6,512	5,670
Change in deferred net revenue (online-enabled games)	788	727	742	286

Net bookings	2,577	2,400	7,254	5,956

Business Outlook as of February 1, 2022

Our financial expectations for the quarter and fiscal year ending March 31, 2022 include estimates of the impact of our completed acquisitions on consolidated results and could be materially impacted as we integrate these acquisitions.

Fiscal Year 2022 Expectations – Ending March 31, 2022

Financial metrics:

•	Net revenue is expected to be approximately $6.925 billion.

•	Change in deferred net revenue (online-enabled games) is expected to be approximately $600 million.

•	Net income is expected to be approximately $694 million.

•	Diluted earnings per share is expected to be approximately $2.43.

•	Operating cash flow is expected to be approximately $1.900 billion.

•	The Company estimates a share count of 286 million for purposes of calculating fiscal year 2022 diluted earnings per share.

Operational metric:

•	Net bookings[1] is expected to be approximately $7.525 billion.

In addition, the following outlook for GAAP-based financial data2 and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Twelve Months Ending March 31, 2022
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition- related expenses	Change in deferred net revenue (online- enabled games)	Stock-based compensation
(in $ millions)
Total net revenue	6,925	—	600	—
Cost of revenue	1,844	(130)	—	(5)
Operating expense	4,048	(180)	—	(525)
Income before provision for income taxes	984	310	600	530
Net income	694
Number of shares used in computation:
Diluted shares	286

Fourth Quarter Fiscal Year 2022 Expectations – Ending March 31, 2022

Financial metrics:

•	Net revenue is expected to be approximately $1.759 billion.

•	Change in deferred net revenue (online-enabled games) is expected to be approximately $2 million.

•	Net income is expected to be approximately $130 million.

•	Diluted earnings per share is expected to be approximately $0.46.

•	The Company estimates a share count of 284 million for purposes of calculating fourth quarter fiscal 2022 diluted earnings per share.

Operational metric:

•	Net bookings[1] is expected to be approximately $1.761 billion.

In addition, the following outlook for GAAP-based financial data2 and a long-term tax rate of 18% are used internally by EA to adjust our GAAP expectations to assess EA’s operating results and plan for future periods:

	Three Months Ending March 31, 2022
		GAAP-Based Financial Data
	GAAP Guidance	Acquisition- related expenses	Change in deferred net revenue (online- enabled games)	Stock-based compensation
(in $ millions)
Total net revenue	1,759	—	2	—
Cost of revenue	404	(42)	—	(1)
Operating expense	1,086	(49)	—	(126)
Income before provision for income taxes	259	91	2	127
Net income	130
Number of shares used in computation:
Diluted shares	284

Conference Call and Supporting Documents

Electronic Arts will host a conference call on February 1, 2022 at 2:00 pm PT (5:00 pm ET) to review its results for the fiscal quarter ended December 31, 2021 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number (866) 324-3683 (domestic) or (509) 844-0959 (international), using the conference code 4063695 or via webcast at EA’s IR Website at http://ir.ea.com.

EA has posted a slide presentation with a financial model of EA’s historical results and guidance on EA’s IR Website. EA will also post the prepared remarks and a transcript from the conference call on EA’s IR Website.

A dial-in replay of the conference call will be available until February 15, 2022 at 855-859-2056 (domestic) or 404-537-3406 (international) using pin code 4063695. An audio webcast replay of the conference call will be available for one year on EA’s IR Website.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s expectations under the heading “Business Outlook as of February 1, 2022” and other information regarding EA’s fiscal 2022 and other future expectations contain forward-looking statements that are subject to change. Statements including words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions also identify forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: the impact of the COVID-19 pandemic, sales of the Company’s products and services; the Company’s ability to develop and support digital products and services, including managing online security and privacy; outages of our products, services and technological infrastructure; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; governmental regulations; the effectiveness of the Company’s sales and marketing programs; timely development and release of the Company’s products and services; the Company’s ability to realize the anticipated benefits of, and integrate, acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to develop and implement new technology; foreign currency exchange rate fluctuations; general economic conditions; changes in our tax rates or tax laws; and other factors described in Part II, Item 1A of Electronic Arts’ latest Quarterly Report on Form 10-Q under the heading “Risk Factors”, as well as in other documents we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

These forward-looking statements are current as of February 1, 2022. Electronic Arts assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2021. Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended December 31, 2021.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company develops and delivers games, content and online services for Internet-connected consoles, mobile devices and personal computers.

In fiscal year 2021, EA posted GAAP net revenue of $5.6 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality brands such as EA SPORTS™ FIFA, Battlefield™, Apex Legends™, The Sims™, Madden NFL, Need for Speed™, Titanfall™, Plants vs. Zombies™ and F1®. More information about EA is available at www.ea.com/news.

EA SPORTS, Battlefield, Need for Speed, Apex Legends, The Sims, Titanfall and Plants vs. Zombies are trademarks of Electronic Arts Inc. STAR WARS © & TM 2015 Lucasfilm Ltd. All rights reserved. John Madden, NFL, FIFA and F1 are the property of their respective owners and used with permission.

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Vice President, Global Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

[1]

Net bookings is defined as the net amount of products and services sold digitally or sold-in physically in the period. Net bookings is calculated by adding total net revenue to the change in deferred net revenue for online-enabled games.

[2]	For more information about the nature of the GAAP-based financial data, please refer to EA’s Form 10-K for the fiscal year ended March 31, 2021.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(in $ millions, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
Net revenue	1,789	1,673	5,166	4,283
Cost of revenue	631	601	1,440	1,175

Gross profit	1,158	1,072	3,726	3,108
Operating expenses:
Research and development	539	451	1,607	1,310
Marketing and sales	293	216	716	493
General and administrative	163	149	508	418
Amortization of intangibles	61	5	131	16

Total operating expenses	1,056	821	2,962	2,237

Operating income	102	251	764	871
Interest and other income (expense), net	(11)	(6)	(39)	(19)

Income before provision for income taxes	91	245	725	852
Provision for income taxes	25	34	161	91

Net income	66	211	564	761

Earnings per share
Basic	0.23	0.73	1.99	2.63
Diluted	0.23	0.72	1.97	2.61
Number of shares used in computation
Basic	283	290	284	289
Diluted	285	292	287	292

Results (in $ millions, except per share data)

The following table reports the variance of the actuals versus our guidance provided on November 3, 2021 for the three months ended December 31, 2021 plus a comparison to the actuals for the three months ended December 31, 2020.

	Three Months Ended December 31,
	2021		2021	2020
	Guidance	Variance	Actuals	Actuals
Net revenue
Net revenue	1,750	39	1,789	1,673
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	875	(87)	788	727
Cost of revenue
Cost of revenue	625	6	631	601
GAAP-based financial data
Acquisition-related expenses	(50)	6	(44)	—
Stock-based compensation	—	(1)	(1)	(1)
Operating expenses
Operating expenses	1,100	(44)	1,056	821
GAAP-based financial data
Acquisition-related expenses	(35)	(26)	(61)	(5)
Stock-based compensation	(135)	7	(128)	(110)
Income before tax
Income before tax	8	83	91	245
GAAP-based financial data
Acquisition-related expenses	85	20	105	5
Change in deferred net revenue (online-enabled games)[1]	875	(87)	788	727
Stock-based compensation	135	(6)	129	111
Tax rate used for management reporting	18%		18%	18%
Earnings per share
Basic	0.02	0.21	0.23	0.73
Diluted	0.02	0.21	0.23	0.72
Number of shares
Basic	284	(1)	283	290
Diluted	287	(2)	285	292

[1]

The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(in $ millions)

	December 31, 2021	March 31, 2021[2]
ASSETS
Current assets:
Cash and cash equivalents	2,670	5,260
Short-term investments	346	1,106
Receivables, net	965	521
Other current assets	377	326

Total current assets	4,358	7,213
Property and equipment, net	522	491
Goodwill	5,389	2,868
Acquisition-related intangibles, net	1,052	309
Deferred income taxes, net	2,130	2,045
Other assets	479	362

TOTAL ASSETS	13,930	13,288

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	86	96
Accrued and other current liabilities	1,443	1,341
Deferred net revenue (online-enabled games)	2,101	1,527

Total current liabilities	3,630	2,964
Senior notes, net	1,878	1,876
Income tax obligations	326	315
Deferred income taxes, net	75	43
Other liabilities	404	250

Total liabilities	6,313	5,448
Stockholders’ equity:
Common stock	3	3
Retained earnings	7,608	7,887
Accumulated other comprehensive income (loss)	6	(50)

Total stockholders’ equity	7,617	7,840

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	13,930	13,288

[2]	Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(in $ millions)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
OPERATING ACTIVITIES
Net income	66	211	564	761
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	146	46	345	123
Stock-based compensation	129	111	403	326
Change in assets and liabilities
Receivables, net	56	(348)	(390)	(309)
Other assets	(24)	85	(75)	(28)
Accounts payable	(51)	(77)	(9)	29
Accrued and other liabilities	433	341	183	245
Deferred income taxes, net	—	14	(140)	(18)
Deferred net revenue (online-enabled games)	779	741	574	434

Net cash provided by operating activities	1,534	1,124	1,455	1,563

INVESTING ACTIVITIES
Capital expenditures	(48)	(30)	(135)	(93)
Proceeds from maturities and sales of short-term investments	65	670	1,193	2,088
Purchase of short-term investments	(69)	(640)	(438)	(2,056)
Acquisitions, net of cash acquired	3	—	(3,391)	—

Net cash used in investing activities	(49)	—	(2,771)	(61)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	3	13	44	56
Cash dividends paid	(48)	(49)	(145)	(49)
Cash paid to taxing authorities for shares withheld from employees	(72)	(67)	(193)	(144)
Repurchase and retirement of common stock	(325)	(326)	(975)	(404)

Net cash used in financing activities	(442)	(429)	(1,269)	(541)

Effect of foreign exchange on cash and cash equivalents	(3)	18	(5)	43

Change in cash and cash equivalents	1,040	713	(2,590)	1,004
Beginning cash and cash equivalents	1,630	4,059	5,260	3,768

Ending cash and cash equivalents	2,670	4,772	2,670	4,772

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in $ millions, except per share data)

	Q3	Q4	Q1	Q2	Q3	YOY%
	FY21	FY21	FY22	FY22	FY22	Change
Net revenue
Net revenue	1,673	1,346	1,551	1,826	1,789	7%
GAAP-based financial data
Change in deferred net revenue (online-enabled games)[1]	727	144	(215)	25	788
Gross profit
Gross profit	1,072	1,027	1,236	1,332	1,158	8%
Gross profit (as a % of net revenue)	64%	76%	80%	73%	65%
GAAP-based financial data
Acquisition-related expenses	—	4	22	22	44
Change in deferred net revenue (online-enabled games)[1]	727	144	(215)	25	788
Stock-based compensation	1	1	1	2	1
Operating income
Operating income	251	175	322	340	102	(59%)
Operating income (as a % of net revenue)	15%	13%	21%	19%	6%
GAAP-based financial data
Acquisition-related expenses	5	18	62	52	105
Change in deferred net revenue (online-enabled games)[1]	727	144	(215)	25	788
Stock-based compensation	111	109	125	149	129
Net income
Net income	211	76	204	294	66	(69%)
Net income (as a % of net revenue)	13%	6%	13%	16%	4%
GAAP-based financial data
Acquisition-related expenses	5	18	62	52	105
Change in deferred net revenue (online-enabled games)[1]	727	144	(215)	25	788
Stock-based compensation	111	109	125	149	129
Tax rate used for management reporting	18%	18%	18%	18%	18%
Diluted earnings per share	0.72	0.26	0.71	1.02	0.23	(68%)
Number of diluted shares used in computation
Basic	290	288	286	285	283
Diluted	292	290	289	287	285

[1]

The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in $ millions)

	Q3	Q4	Q1	Q2	Q3	YOY %
	FY21	FY21	FY22	FY22	FY22	Change
QUARTERLY NET REVENUE PRESENTATIONS
Net revenue by composition
Full game downloads	347	185	233	337	400	15%
Packaged goods	375	65	89	280	216	(42%)

Full game	722	250	322	617	616	(15%)

Live services and other	951	1,096	1,229	1,209	1,173	23%

Total net revenue	1,673	1,346	1,551	1,826	1,789	7%
Full game	43%	19%	21%	34%	34%
Live services and other	57%	81%	79%	66%	66%

Total net revenue %	100%	100%	100%	100%	100%
GAAP-based financial data
Full game downloads	53	(19)	(5)	35	179
Packaged goods	83	(44)	(35)	44	105

Full game	136	(63)	(40)	79	284

Live services and other	591	207	(175)	(54)	504

Total change in deferred net revenue (online-enabled games) by composition	727	144	(215)	25	788
Net revenue by platform
Console	1,191	879	972	1,198	1,138	(4%)
PC & Other	326	295	361	377	374	15%
Mobile	156	172	218	251	277	78%

Total net revenue	1,673	1,346	1,551	1,826	1,789	7%

GAAP-based financial data
Console	619	71	(278)	(29)	608
PC & Other	73	51	9	26	137
Mobile	35	22	54	28	43

Total change in deferred net revenue (online-enabled games) by platform[1]	727	144	(215)	25	788

[1]

The change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of cash flows does not necessarily equal the change in deferred net revenue (online-enabled games) in the unaudited condensed consolidated statements of operations primarily due to the impact of unrecognized gains/losses on cash flow hedges.

ELECTRONIC ARTS INC. AND SUBSIDIARIES

Unaudited Supplemental Financial Information and Business Metrics

(in $ millions)

	Q3 FY21	Q4 FY21	Q1 FY22	Q2 FY22	Q3 FY22	YOY % Change
CASH FLOW DATA
Operating cash flow	1,124	371	(143)	64	1,534	36%
Operating cash flow—TTM	2,061	1,934	1,413	1,416	1,826	(11%)
Capital expenditures	30	31	44	43	48	60%
Capital expenditures—TTM	133	124	130	148	166	25%
Repurchase and retirement of common stock	326	325	325	325	325	—%
Cash dividends paid	49	49	49	48	48	(2%)
DEPRECIATION
Depreciation expense	37	38	40	39	41	11%
BALANCE SHEET DATA
Cash and cash equivalents	4,772	5,260	2,838	1,630	2,670
Short-term investments	1,938	1,106	881	342	346

Cash and cash equivalents, and short-term investments	6,710	6,366	3,719	1,972	3,016	(55%)
Receivables, net	778	521	557	1,031	965	24%
STOCK-BASED COMPENSATION
Cost of revenue	1	1	1	2	1
Research and development	74	71	85	101	86
Marketing and sales	11	12	12	15	14
General and administrative	25	25	27	31	28

Total stock-based compensation	111	109	125	149	129